UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2011

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34872	27-2481988
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Rexford Road

Suite 414

Charlotte, North Carolina 28211

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (704) 496-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 23, 2011, Campus Crest Communities, Inc., a Maryland corporation (the “Company”), through Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), amended its amended and restated credit agreement (the “Credit Agreement”) with Citibank, N.A. and certain other lenders. The amendment to the Credit Agreement increases the maximum amount the Company may borrow from $150 million to $200 million, with a sublimit of $10 million for swing line loans and $15 million for letters of credit. Unless otherwise terminated pursuant to terms of the Credit Agreement, the credit facility will mature on August 17, 2014, subject to a one-year extension option which the Borrower may exercise at its option, pursuant to certain terms and conditions, including the payment of an extension fee, contained in the Credit Agreement.

The foregoing description of the amended Credit Agreement is qualified in its entirety by the full terms and conditions of the amended Credit Agreement which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer, and Secretary

Dated: November 29, 2011

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